UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
November 2, 2021
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 2, 2021, Northrop Grumman Corporation (the "Company") issued a press release announcing that it has entered into an accelerated share repurchase ("ASR") agreement with Goldman Sachs & Co. LLC ("Goldman Sachs") to repurchase $500 million of the Company's common stock. The ASR is in addition to previously planned repurchases, including open market share repurchases, and, as a result, the company is now targeting greater than $3.5 billion of repurchases in 2021. The ASR agreement was entered into pursuant to the Company's current share repurchase authorizations.
Approximately 1.2 million shares of the Company's common stock to be repurchased under the transaction will be received by the Company on November 3, 2021. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company's common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR agreement, and is expected to be completed in the first quarter of 2022. At settlement, Goldman Sachs may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to Goldman Sachs.
A copy of the Company’s press release entitled "Northrop Grumman Announces New $500 Million Accelerated Share Repurchase Agreement" is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release ("Northrop Grumman Announces New $500 Million Accelerated Share Repurchase Agreement")
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: November 2, 2021

Exhibit Index

Exhibit No.	Description
99.1	Press Release ("Northrop Grumman Announces New $500 Million Accelerated Share Repurchase Agreement")
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)